EXHIBIT (10)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated February 17, 2006, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company and (2) dated February 3, 2006, with respect to the subaccounts of Transamerica Life Insurance Company Separate Account VA C, which are available for investment by contract owners of the Transamerica EXTRA Variable Annuity, included in Post-Effective Amendment No. 20 to the Registration Statement (Form N-4 No. 333-83957) under the Securities Act of 1933 and related Prospectus of the Transamerica EXTRA Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 24, 2006